Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PECOS RIVER ASSET BACKED SECURITIES FUND", CHANGING ITS NAME FROM "PECOS RIVER ASSET BACKED SECURITIES FUND" TO "CATALYST STRATEGIC INCOME OPPORTUNITIES FUND", FILED IN THIS OFFICE ON THE EIGHTH DAY OF JANUARY, A.D. 2024, AT 1:19 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

2678213 8100
SR# 20240058583

Authentication: 202549806
Date: 01-08-24

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:19 PM 01/08/2024
FILED 01:19 PM 01/08/2024
SR 20240058583 - File Number 2678213

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF TRUST

OF

PECOS RIVER ASSET BACKED SECURITIES FUND

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1. Name of Statutory Trust: Pecos River Asset Backed Securities Fund

2. The Certificate of Trust is hereby amended as follows:

   The Certificate of Trust is amended by striking therefrom Article 1. in its entirety and by adding a new Article 1. to read in full as follows:

FIRST: The name of the statutory trust formed hereby is Catalyst Strategic Income Opportunities Fund.

3. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the 8th day of January, 2024.

By: /s/ Michael Ciklin
Michael Ciklin, Trustee